Exhibit 99.1

For Immediate Release: 06-05-14

AMEDICA ANNOUNCES TERMINATION OF BIOLOGIC DISTRIBUTION AGREEMENT

New strategy allows company to sharpen focus on porous Silicon Nitride bioceramic technology

Salt Lake City, June 5, 2014 – Amedica Corporation (NASDAQ: AMDA), a commercial biomaterial company focused on using its Silicon Nitride technology platform to develop, manufacture and sell a broad range of medical devices, announced today that it will cease distribution of amniotic derived allograft products under a distribution agreement with a third party supplier.

The decision to cease distribution of these allograft products and terminate the agreement allows the company to direct resources to obtaining FDA 510(k) clearance on the company’s Silicon Nitride Cancellous Structured Ceramic (CSC) biomaterial, a potential alternative to allograft bone with superior characteristics. This hydrophilic and osteoconductive bioceramic is designed to facilitate bone growth in the center lumen of an interbody spinal device, which should allow surgeons to reduce or eliminate the use of allograft bone and other osteoconductive biomaterials.

Amedica’s interbody devices utilizing CSC have received a CE mark and are currently being distributed in the Netherlands, Spain and Germany. Additionally, the company is conducting a prospective randomized clinical trial in Europe named CASCADE comparing its Valeo composite Silicon Nitride interbody devices, which combine an existing Amedica Valeo interbody product design with CSC, to PEEK interbody devices to obtain additional safety and efficacy data to support a 510(k) clearance in the United States. The trial is 100% enrolled with 100 patients, and results are expected to be published in the second half of 2014.

Eric Olson, CEO and President of Amedica, commented, “Amedica’s Silicon Nitride interbody devices, with and without Cancellous Structured Ceramic, offer significant advantages over other spinal implants. With this in mind, the company is focused on driving the technology forward for rapid acceptance in the marketplace to the ultimate benefit of patients worldwide.”

Jay Moyes, CFO of Amedica, added, “Revenue from the amniotic derived allograft products accounted for less than 4% of overall sales in Q1 of 2014, but was as high as 12% in 2013. However, gross margin from these products was negligible. While our decision to cease distribution of these allograft products under the distribution agreement may initially result in a decline in top-line revenue in the short-term, we believe it is in the best interest of our customers and shareholders that our company focuses on our proprietary biomaterials which yield much higher gross margins.”

About Amedica Corporation

Amedica is a commercial biomaterial company focused on using its Silicon Nitride technology platform to develop, manufacture and sell a broad range of medical devices. Amedica markets spinal fusion products and is developing product candidates for use in total hip and knee joint replacements. Amedica operates an ISO 13485 certified manufacturing facility and its spine products are FDA cleared, CE marked, and currently marketed in the U.S. and select markets in Europe and South America.

The company’s website for news releases and other information is www.amedica.com.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of Amedica and members of its management team with respect to Amedica’s future business operations, as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, Amedica’s market opportunities, growth, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica’s products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, and effects of global economic conditions. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 31, 2014, and in Amedica’s other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contact

Amedica Investor Relations:

Gordon Esplin

VP, Finance

(801) 839-3516

gesplin@amedica.com

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